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Exhibit 10.3

 LICENSE AGREEMENT

BETWEEN

ANDRX LABS, LLC
ANDRX LABORATORIES (NJ), INC.
ANDRX PHARMACEUTICALS, INC.
AND
ANDRX EU LTD

(COLLECTIVELY, THE LICENSOR)

AND

FIRST HORIZON PHARMACEUTICAL CORPORATION

(THE LICENSEE)

LICENSE AGREEMENT

        This License Agreement ("Agreement") is effective as of March     , 2005 by and between ANDRX LABS, LLC, a Delaware limited liability company, ANDRX LABORATORIES (NJ), INC. a Delaware corporation, ANDRX PHARMACEUTICALS, INC., a Florida corporation, and ANDRX EU, LTD., a United Kingdom company, (hereinafter referred to collectively as "LICENSOR"), and FIRST HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation (hereinafter "LICENSEE").

        WHEREAS, LICENSOR is the owner of the entire right, title, and interest in and to the Licensed Patents and Technical Information (collectively, the "Intellectual Property") relating to certain pharmaceutical products branded "Altoprev" and "Fortamet";

        WHEREAS, LICENSOR and LICENSEE are parties to that certain Agreement to License and Purchase, dated March 2, 2005, which, among other things, requires the parties to enter into and perform under this Agreement (the "Purchase Agreement");

        WHEREAS, LICENSOR and LICENSEE are parties to that certain Manufacturing Supply Agreement, dated the date hereof (the "MSA");

        WHEREAS, Fortamet Products and Altoprev Products shall have the meanings set forth in the Purchase Agreement;

        WHEREAS, LICENSEE desires to obtain from LICENSOR, and LICENSOR desires to grant to LICENSEE, an exclusive (solely for the Licensed Field described below) license to the Products and the related Intellectual Property as further described herein.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

        For the purposes of this Agreement, the following terms have the meanings set forth below:

        1.01 "Intellectual Property" is defined in the recitals.

        1.02 "Licensed Field" means the applicable field of use described in Exhibit A. Without limitation, the Licensed Field does not include the fields of use designated in Exhibit B (the "Excluded Fields").

        1.03 "Licensed Products" means the Fortamet Products and Altoprev Products.

        1.04 "Licensed Patents" means all domestic or foreign patents and patent applications listed in the attached Exhibit C, and any continuations, divisions, reexaminations, reissues and extensions thereof and foreign patent applications claiming priority therefrom.

        1.05 "Purchase Agreement" is defined in the recitals.

        1.06 "Technical Information" means the research and development information, unpatented inventions, know-how, trade secrets, technical data and other information necessary for Licensee to market, distribute and sell the Licensed Products.

ARTICLE II—GRANTS

        2.01 Subject to the terms and conditions set forth in this Agreement, LICENSOR grants to LICENSEE a fully paid, royalty-free, exclusive, worldwide, sublicenseable and assignable license under and to the Intellectual Property to market, distribute, sell, offer to sell, manufacture (nonexclusive and subject to the terms and conditions of the MSA), import or have imported Licensed Products within the Licensed Field. Notwithstanding anything to the contrary, no right to sell Licensed Products is granted in the Excluded Fields or for any other field outside of the Licensed Field. If LICENSEE sublicenses or assigns the license granted herein for the Product(s) and receive a lump sum payment or any other form of consideration (the "Assignment Consideration"), then LICENSOR shall be entitled to receive its Royalties (as defined in the MSA) on the Assignment Consideration which shall be deemed Net Sales (as defined in the Purchase Agreement) for purposes of calculating Royalties. LICENSOR shall also be entitled to Royalties on Net Sales of the assignee or sublicense subject to the terms and conditions set forth in the Purchase Agreement.

        2.02 No license, immunity or other right is granted under this Agreement, either directly or by implication, estoppel, or otherwise other than under the Licensed Patents or Technical Information

ARTICLE III—INFRINGEMENT AND MARKING

        3.01 LICENSOR shall not have any obligation hereunder to institute any action or suit against third parties for infringement of any Intellectual Property or to defend any action or suit brought by a third party that challenges or concerns the validity of the Intellectual Property. If LICENSOR receives notice that a third-party has filed an Abbreviated New Drug Application (an "ANDA") with the Food and Drug Administration for either Product with a certification relating to either of the Products under Section 505(b)(2)(A)(iv) ("Certification") of the Federal Food and Drug and Cosmetic Act ("FFDC Act"), as amended, then to the extent legally permitted, LICENSEE shall have the right, in its discretion, to institute infringement and other actions relating to the Intellectual Property against such third party, including rights under the FFDC Act (an "Infringement Claim"). The parties shall provide each other with copies and correspondence relating to any litigation involving the Licensed Patents and any Certifications or ANDAs of which either party receives notice. If LICENSOR is legally required to join in litigation with LICENSEE in order to enable LICENSEE to pursue an Infringement Claim, LICENSOR shall reasonably consider LICENSEE'S request to join in such action. LICENSOR would generally agree to join such action if LICENSOR, in its reasonable discretion, determines that such action does not lack merit. Any such action brought by the LICENSEE shall be at LICENSEE'S sole cost and expense (whether or not LICENSOR participates). Subject to Article 10 of the Purchase Agreement, LICENSEE shall indemnify and hold harmless LICENSOR for any and all damages, losses, costs and expenses (including attorneys' fees) incurred, directly or indirectly, by LICENSEE resulting from any such action. The parties will reasonably cooperate in connection with any suit, claim or proceeding, and LICENSEE shall consult with LICENSOR (and keep LICENSOR informed as to the status) with respect to any action instituted by LICENSEE pursuant to this Article III. LICENSEE shall be entitled to receive any damages or settlement proceeds resulting from any Infringement Claim instituted by LICENSEE, provided that, subject to Section 3.4.1 and Section 3.4.2 of the Purchase Agreement, all such damages or proceeds shall be deemed Net Sales for purposes of the Purchase Agreement for which a Royalty is payable thereunder.

        3.02 Each party shall notify the other party within five (5) business days if: (i) either party believes in good faith that a third party's product may infringe the Intellectual Property; (ii) any third party alleges that the Licensed Products infringe a third party's intellectual property (and provide copies of all pleadings, if any); or (iii) either party receives notice that a third party has filed a Certification for either Product.

        3.03 LICENSEE agrees to mark all Licensed Products sold by it under the license granted with the word "Patent" or "Patents" and at least the number or numbers of the patent or patents applicable to each of the Licensed Products and included on the Licensed Products on the date hereof.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES

        4.01 LICENSOR represents and warrants that it has the corporate right and authority to grant to grant the rights and licenses described herein.

        4.02 This Agreement is entered into pursuant to the Purchase Agreement. No representations or warranties are being made with respect to the Intellectual Property other than those specifically set forth in the Purchase Agreement, subject to all limitations described therein. Licensee's sole remedies with respect to any breach of representation or warranty relating to Intellectual Property are those provided in the Purchase Agreement.

        4.03 NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ANY BENEFICIARY HEREOF FOR ANY LOSS OF PROFITS, DIMINUTION IN VALUE, OR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR OTHERWISE AND WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EXCEPT AND TO THE EXTENT THAT ANY SUCH DAMAGES SHALL HAVE RESULTED FROM THE WILLFUL MISCONDUCT OF SUCH PARTY.

ARTICLE V—TERMINATION

        5.01 Unless previously terminated in accordance with Paragraph 5.03 hereof, the license granted herein with respect to the Licensed Patents shall continue in full force until the expiration of the last-to-expire patent included in the Licensed Patents.

        5.02 Unless previously terminated in accordance with Paragraph 5.03 hereof, the license granted herein with respect to the Technical Information shall be perpetual.

        5.03 LICENSEE may terminate this Agreement by delivering written notice to LICENSOR sixty (60) days prior to such termination. After such termination, LICENSEE shall have no further rights under Licensed Patents or Technical Information. Termination pursuant to this Paragraph 5.03 shall relieve the parties of all further duties and obligations.

ARTICLE VI—ADDRESSES

        6.01 Unless otherwise specified in writing, the mailing addresses of the parties hereto are as follows:

  LICENSOR:

  Andrx Corporation
  8151 Peters Road, 4th Floor
  Plantation, Florida 33324
  Attn: Scott Lodin, Esq.
  Executive Vice President and General Counsel

  with copies to:

  McDermott Will & Emery LLP
  227 West Monroe Street
  Chicago, Illinois 60606
  Attention: Scott Williams
  Facsimile Number: (312) 984-7700

  LICENSEE:

  First Horizon Pharmaceutical Corporation
  6195 Shiloh Road
  Alpharetta, Georgia 30005
  Attention: Leslie Zacks, Esq
  VP of Legal and Administration
  Facsimile Number: (678) 992-1043

  with copies to:

  Hunton & Williams LLP
  Attn: W. Tinley Anderson, III
  Bank of America Plaza, Ste. 4100
  600 Peachtree Street, NE
  Atlanta, Georgia 30308
  Facsimile Number: (404) 888-4190

        Notices hereunder shall be deemed to have been duly given and served if sent by reputable overnight courier or certified U.S. mail, and addressed to the intended recipient as set forth above, or at such other address as it may from time to time designate in writing to the other party. Any party may send any notice hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, U.S. mail, or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

ARTICLE VII—MISCELLANEOUS

        7.01 LICENSEE and LICENSOR shall share evenly in the costs associated with the prosecution of any pending and issued Licensed Patents. LICENSOR shall have the right of first refusal to prosecute any pending or issued Licensed Patent. The parties shall reasonably assist each other in connection with the prosecution of the Licensed Patents and shall consult regarding all strategic decisions in connection with the prosecution of any pending or issued Licensed Patent. Each party will provide the other with adequate notice of its decision whether to prosecute a pending or issued Licensed Patent. LICENSOR shall not take any action which would cause the Licensed Patents to become invalid or unenforceable.

        7.02 This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

        7.03 Waiver of a breach of this Agreement or the failure of LICENSOR or LICENSEE to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach, whether similar or dissimilar in nature, or as to the exercise of any future right under this Agreement.

        7.04 This Agreement may be amended or modified only by a written instrument signed by the authorized representatives of the respective parties hereto.

        7.05 The titles of each Article in this Agreement are for the convenience of the parties and are not intended to modify the terms and conditions contained therein.

        7.06 To the extent that this License Agreement is inconsistent with the Purchasing Agreement or the MSA, the Purchasing Agreement or the MSA shall govern.

        7.07 This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the State of New York, U.S.A., excluding any choice of law rules which may direct the application of the laws of any other jurisdiction. Jurisdiction over any dispute arising hereunder shall be governed by the relevant provisions of the Purchase Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives as of the date and year first written above.

ANDRX LABS, LLC
By:	/s/ ANGELO C. MALAHIAS Name: Angelo C. Malahias Title: Executive Vice President
ANDRX LABORATORIES (NJ), INC.
By:	/s/ ANGELO C. MALAHIAS Name: Angelo C. Malahias Title: Executive Vice President
ANDRX PHARMACEUTICALS, INC.
By:	/s/ ANGELO C. MALAHIAS Name: Angelo C. Malahias Title: Executive Vice President
ANDRX EU LTD
By:	/s/ ANGELO C. MALAHIAS Name: Angelo C. Malahias Title: Director
FIRST HORIZON PHARMACEUTICAL CORPORATION
By:	/s/ PATRICK FOURTEAU Name: Patrick Fourteau Title: President and Chief Executive Officer

EXHIBIT A

LICENSED FIELD

  Exercise the licensed rights for the indications specified in the New Drug Application approved by the U.S. Food and Drug Administration relating to Licensed Products.

EXHIBIT B

EXCLUDED FIELDS

1.
generic forms of Altoprev Products and Fortamet Products

2.
over the counter (i.e. non-prescription) forms of Altoprev Products and Fortamet Products

3.
products combining Fortamet with any glitazone, glitazaar or other insulin sensitizer

4.
the administration of lovastatin sodium for the treatment or prevention of Alzheimer's disease or related APP processing disorders

EXHIBIT C

LICENSED PATENTS

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  Exhibit 10.3
LICENSE AGREEMENT
ARTICLE I—DEFINITIONS
ARTICLE II—GRANTS
ARTICLE III—INFRINGEMENT AND MARKING
ARTICLE IV—REPRESENTATIONS AND WARRANTIES
ARTICLE V—TERMINATION
ARTICLE VI—ADDRESSES
ARTICLE VII—MISCELLANEOUS
EXHIBIT A
EXHIBIT B
EXHIBIT C